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                       [Letterhead of Bonadio & Co., LLP]






                                                         March 24, 1999


Securities and Exchange Commission

Gentlemen:

We have read Item 4 included in Form 8-K dated March 24, 1999 of Four Corners Financial Corporation and Subsidiary file with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                       Very truly yours,

                                       BONADIO & CO., LLP



                                       by /s/ Thomas F. Bonadio
                                           Thomas F. Bonadio